AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 1999

                              REGISTRATION NO. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               NAVARRE CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            MINNESOTA                                    41-1704319
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

                             7400 49TH AVENUE NORTH
                            NEW HOPE, MINNESOTA 55428
                                 (612) 535-8333
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                   OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                                 ERIC H. PAULSON
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               NAVARRE CORPORATION
                             7400 49TH AVENUE NORTH
                            NEW HOPE, MINNESOTA 55428
                                 (612) 535-8333
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                   COPIES TO:
                              THOMAS G. LOVETT, IV
                           LINDQUIST & VENNUM P.L.L.P.
                                 4200 IDS CENTER
                             80 SOUTH EIGHTH STREET
                          MINNEAPOLIS, MINNESOTA 55402
                            TELEPHONE: (612) 371-3211

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. |_|

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: |X|

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: |_|

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIEST EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: |_|

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX: |_|

                         CALCULATION OF REGISTRATION FEE


TITLE OF EACH                        PROPOSED          PROPOSED
CLASS OF SECUR-                      MAXIMUM           MAXIMUM           AMOUNT OF
ITIES TO BE         AMOUNT TO BE     OFFERING PRICE    AGGREGATE         REGISTRATION
REGISTERED           REGISTERED      PER SHARE         OFFERING PRICE    FEE

-------------------------------------------------------------------------------------
COMMON STOCK,       2,702,703(1)     $11.0625(2)       $29,898,651       $8,311.82
NO PAR VALUE,
ISSUABLE UPON
CONVERSION OF
CLASS B CONVERTIBLE
PREFERRED STOCK

(1) CALCULATED BASED UPON TWICE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE CLASS B CONVERTIBLE PREFERRED STOCK AS OF THE DATE OF THIS REGISTRATION STATEMENT. THE ACTUAL CONVERSION RATIO OF THE CLASS B CONVERTIBLE PREFERRED STOCK IS VARIABLE AND IS TIED TO THE MARKET PRICE OF OUR COMMON STOCK DURING PERIODS PRIOR TO CONVERSION. FOR THAT REASON, OUR AGREEMENT WITH THE SELLING SHAREHOLDER REQUIRES US TO REGISTER TWICE THE MAXIMUM NUMBER OF SHARES OF OUR COMMON STOCK ISSUABLE AS OF THE DATE OF THIS REGISTRATION STATEMENT.

(2) ESTIMATED SOLELY FOR THE PURPOSE OF DETERMINING THE REGISTRATION FEE BASED ON THE LAST REPORTED SALES PRICE OF NAVARRE'S COMMON STOCK ON THE NASDAQ NATIONAL MARKET ON SEPTEMBER 13, 1999 (WITHIN FIVE BUSINESS DAYS PRIOR TO THE DATE OF FILING) PURSUANT TO RULE 457(c).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREFORE BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SECTION 8(a) MAY DETERMINE.

                                   PROSPECTUS


[NAVARRE CORPORATION LOGO]

NAVARRE CORPORATION
7900 49TH AVENUE NORTH
NEW HOPE, MINNESOTA 55428
(612) 535-8333

                        2,702,703 SHARES OF COMMON STOCK


* These shares of the common stock of Navarre Corporation may be offered and sold from time to time by Fletcher International Limited.

* The shares of common stock registered under this prospectus are issuable upon conversion of 34,000 shares of Class B convertible preferred stock, or the preferred stock, issued to Fletcher on August 20, 1999 and upon conversion of 16,000 shares of the preferred stock issuable upon exercise of a warrant granted to Fletcher on that date. See Selling Shareholder for additional information.

* Our common stock is quoted on the Nasdaq National Market under the symbol "NAVR."

* On September 13, 1999, the last reported sale price of our common stock was $11.0625 per share.

This investment is speculative and involves a high degree of risk. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         -----------------------------

                THE DATE OF THIS PROSPECTUS IS SEPTEMBER 15, 1999

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

         OUR COMPANY                                                         1

         WHERE YOU CAN FIND ADDITIONAL INFORMATION                           2

         INFORMATION INCORPORATED BY REFERENCE                               2

         RISK FACTORS                                                        3

         USE OF PROCEEDS                                                     7

         SELLING SHAREHOLDER                                                 7

         PLAN OF DISTRIBUTION                                                8

         INTERESTS OF NAMED EXPERTS AND COUNSEL                              8

         DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
         SECURITIES ACT LIABILITIES                                          9


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF OUR COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME THE PROSPECTUS IS DELIVERED OR THE TIME THE COMMON STOCK IS SOLD.

THIS PROSPECTUS, INCLUDING THE RISK FACTORS SECTION, CONTAINS FORWARD-LOOKING STATEMENTS WHICH RELATE TO POSSIBLE FUTURE EVENTS, OUR FUTURE PERFORMANCE AND FUTURE OPERATIONS. IN SOME CASES, YOU CAN IDENTIFY FORWARD-LOOKING STATEMENTS BY THE USE OF WORDS SUCH AS "MAY," "WILL," "SHOULD," "ANTICIPATES," "BELIEVES," "EXPECTS," "PLANS," "FUTURE," "INTENDS," "COULD," "ESTIMATE," "PREDICT," "POTENTIAL," "CONTINUE," OR THE NEGATIVE OF THESE TERMS OR SIMILAR EXPRESSIONS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY OUR PREDICTIONS. OUR ACTUAL RESULTS COULD AND LIKELY WILL DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS FOR MANY REASONS, INCLUDING RISKS DESCRIBED BELOW AND APPEARING ELSEWHERE IN THIS PROSPECTUS. WE CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS. WE ARE UNDER NO DUTY TO UPDATE ANY OF THE FORWARD-LOOKING STATEMENTS AFTER THE DATE OF THIS PROSPECTUS TO CONFORM THEM TO ACTUAL RESULTS OR TO CHANGES IN OUR EXPECTATIONS.

WHEN WE REFER TO "WE," "OUR," AND "US" IN THIS PROSPECTUS WE MEAN NAVARRE CORPORATION.

                                   OUR COMPANY

OVERVIEW

We are a major distributor of prerecorded music, personal computer software and digital video disks, or DVDs. We distribute these products to both small and large music and software retailers, wholesalers and rackjobbers. Our operations are classified into two business segments based upon products and services provided, home entertainment products and NetRadio Corporation. Our home entertainment products segment distributes two principal products, computer software products and music products. Our majority owned subsidiary, NetRadio Corporation, operates an Internet radio network featuring 120 channels of originally programmed audio content.

HOME ENTERTAINMENT PRODUCTS

         COMPUTER PRODUCTS DISTRIBUTION

In the last twelve months, increasing costs and acquisitions have led to the consolidation of publishing and distribution companies in the personal consumer software industry. Today the industry consists of very large publishers including The Learning Company, Cendant Software, Electronic Arts, Hasbro Interactive, and Mattel, as well as strong retail players such as Best Buy, Comp USA, The Musicland Group, and Fry's Electronics, as well as office superstores and warehouse clubs. We distribute computer software produced by these publishers to these large retailers as well as smaller wholesalers and retailers.

         PRERECORDED MUSIC DISTRIBUTION

In addition to the major music labels and their distribution companies, there are a number of independent labels that produce recordings and a number of independent distribution companies, such as Navarre, that enter into distribution agreements with labels on a regional or national basis. We distribute independent labels seeking representation in the retail music market. Many top name artists, seeking artistic freedom, are forming their own independent labels, making this the fastest growing segment of the music industry. In addition, we distribute both major and independent labels to alternative retail markets such as wholesale clubs, mass merchandisers, and Internet sources, including NetRadio.

NETRADIO CORPORATION

NetRadio broadcasts originally programmed audio entertainment over the Internet through its Web site, www.netradio.com. NetRadio uses audio content to generate revenues from sales of audio merchandise through its music store CDPoint, and from Internet advertising, including advertisements placed within NetRadio audio broadcasts.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any document we file at the public reference room in Washington D.C. located at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms, including locations of regional offices. Some of our recent SEC filings are also available to the public from our Web site at http://www.navarre.com or at the SEC Web site at http://www.sec.gov. Information on our Web site does is not a part of this prospectus.

                      INFORMATION INCORPORATED BY REFERENCE

We "incorporate by reference" the information we file with the SEC. This means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below, and any future filings made with the SEC under Sections 13(a), 13(c), 14 of 15(d) of the Securities Exchange Act of 1934 until all the securities offered by this prospectus are sold. This prospectus is part of a registration statement we
filed with the SEC (Registration No. 333-      ). The following documents are
incorporated by reference:

         * Our Annual Report on Form 10-K for the fiscal year ended March 31, 1999, as amended;

         *        Our Quarterly Report on Form 10-Q for the quarter ended June
                  30, 1999;

         * Our Definitive Proxy Statement dated July 30, 1999 for the Annual Meeting of Shareholders held on September 9, 1999;

         * Our Current Report on Form 8-K dated August 20, 1999 and filed September 2, 1999; and

         * The description of our common stock contained in the Registration Statement on Form 8-A dated November, 1993 including any amendments or reports filed for the purpose of updating the information.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                               Navarre Corporation
                             7400 49th Avenue North
                            New Hope, Minnesota 55428
                          Attention: Investor Relations
                                 (612) 535-8333

                                  RISK FACTORS


RISKS ASSOCIATED WITH OUR BUSINESS

         WE ARE DEPENDENT UPON OUR MANAGEMENT TEAM.

Eric H. Paulson, our President and Chief Executive Officer, and Charles E. Cheney, our Executive Vice President and Chief Financial Officer, have run Navarre for the past five years. Although we have invested a substantial amount of time and effort in developing our total management team, the loss of either Mr. Paulson or Mr. Cheney could have a materially adverse effect upon our business.

         WE DEPEND UPON A FEW SIGNIFICANT CUSTOMERS.

In each of the past several years, we have had one or more customers that accounted for 10% or more of our sales. During the fiscal year ended March 31, 1999, sales to three customers, CompUSA, Sam's Clubs and Best Buy, each represented more than 10% of sales. We compete with other companies for the business of each of our customers and there can be no assurance that we will continue to recognize a significant amount of revenue from sales to any specific customer. If we are unable to continue to sell our products to all or any of these customers or are unable to maintain our sales to these customers at current levels, and are unable to find other customers to replace these sales, our financial results could be materially affected.

         OUR BUSINESS CAN BE SEASONAL.

As a distributor of products ultimately sold at retail, our business is affected by the pattern of seasonality common to other suppliers of retailers, particularly during the holiday selling season. Historically, more than 70% of our sales and a substantial portion of our profits have been in the third and fourth quarters of the calendar year. Due to the lower level of sales during the off periods, we have historically incurred losses during these periods. If we experience low sales during the holiday season, our financial results could be materially affected.

         CUSTOMER PURCHASE PATTERNS CAUSED BY YEAR 2000 CONCERNS MAY ADVERSELY AFFECT SALES OF OUR PRODUCTS.

Prior to the end of 1999 and continuing into 2000, customer concern regarding Year 2000 compliance issues is likely to increase, creating the risk that customers will defer new software product purchases or new software deployment until after January 1, 2000 to avoid the possibility of introducing or encountering any new Year 2000 problems. In addition, customers may reallocate capital expenditures in order to fix Year 2000 problems of existing systems instead of purchasing new software. Because we are a distributor of software, this could materially harm our business.

         WE MAY HAVE SIGNIFICANT WORKING CAPITAL NEEDS.

As a distributor of prerecorded music and personal computer software products, we purchase products directly from manufacturers for resale to retailers. As a result, we have significant working capital requirements, the majority of which are used to finance inventory and accounts receivable. These working capital needs will expand as inventory and accounts receivable increase in response to our growth. Although we have obtained financing sufficient to meet our working capital requirements to date, we may not be able to obtain additional financing upon favorable terms when required in the future.

         WE DEPEND UPON BANK BORROWINGS TO SUPPORT OUR BUSINESS.

We have relied upon bank borrowings to finance our expansion, and currently have a $45.0 million credit facility in place. Under the terms of our credit facility, borrowings are dependent upon the eligibility of accounts receivable and inventory, and other financial covenants. We believe we may need to acquire additional bank financing in the future depending upon the growth of our business and the need to finance possible future acquisitions. If we were unable to borrow under the credit facility and were unable to secure additional financing, our business could be harmed.

         RETURNS AND INVENTORY OBSOLESCENCE POSE RISKS TO OUR BUSINESS.

We invest a large amount in product inventory. Like other companies operating in our industries, our product returns are significant when expressed as a percentage of revenues. Our agreements with suppliers generally permit us to return products that are in the suppliers' current product listing. Adverse financial or other developments with respect to a particular supplier could cause a significant decline in the value and marketability of its products, and could make it difficult for us to return products to a supplier and recover our initial product acquisition costs. This would materially harm our business and financial results. We maintain a sales return reserve based on our trailing twelve month sales returns by product line and a small inventory obsolescence reserve. We have historically experienced an actual return rate ranging from 15% to 23%, depending upon the product, which we believe is in line with industry practice. In the past, these levels have been adequate to cover potential returns. There can be no assurance that our reserves will be adequate in the future.

         WE ARE DEPENDENT UPON SOFTWARE DEVELOPERS AND MANUFACTURERS.

We distribute interactive software under distribution agreements with software developers and manufacturers. Our continued growth and success depend partly upon our ability to procure and renew these agreements and to sell the underlying software. There can be no assurance that we will enter into new distribution agreements with developers and manufacturers or that we will be able to sell software under existing distribution agreements. Further, current distribution agreements may be terminated.

         WE DEPEND UPON RECORDING LABELS AND ARTISTS.

Our music products division makes a portion of its sales as a result of exclusive distribution agreements with recording artists. Our continued growth and success depend partly upon our ability to procure and renew these agreements and to sell the underlying recordings. In addition, we depend upon artists and labels to generate additional quality recordings. In the future, we may not be able to sign artists to distribution agreements or sell recordings under existing distribution agreements. Our current distribution agreements may also be terminated by the artists or labels.

         OUR SUCCESS MAY BE AFFECTED BY THE SUCCESS OF OUR MAJORITY-OWNED SUBSIDIARY NETRADIO.

In March 1997, we acquired all the outstanding stock of NetRadio Corporation in an effort to increase our presence in the marketplace as a content provider on the Internet. We currently own approximately eighty-five percent (85%) of the outstanding shares of NetRadio. NetRadio has operated at a loss since we acquired it, and we have continued to supply NetRadio's working capital needs. Although NetRadio filed a registration statement with the SEC for an initial public offering, there is no assurance that it will successfully complete the offering. If NetRadio is unable to successfully complete its initial public offering and is unable to obtain financing from third parties, we may be required to continue to fund NetRadio working capital needs. In addition, if NetRadio does not achieve profitability we may not be able to recoup our investment in NetRadio.

RISKS ASSOCIATED WITH OUR INDUSTRY

         OUR INDUSTRIES ARE HIGHLY COMPETITIVE.

The home entertainment products segment, comprised of the prerecorded music and the personal computer software industries, is highly competitive. Our competitors include other national and regional distributors as well as suppliers that sell directly to retailers. These competitors include the distribution affiliates of Time-Warner, Sony Corporation, Thorn/EMI, Bertelsmann A.G. and The Seagram Company. Some of these competitors have substantially greater financial and other resources than we have. Our ability to effectively compete in the future depends upon a number of factors, including our ability to:

         * obtain exclusive national distribution contracts and licenses with independent labels and manufacturers;
         *        maintain our margins and volume;
         * expand our sales through a varied range of products and personalized services;
         * anticipate changes in the marketplace including technological developments; and
         *        maintain operating expenses at an appropriate level.

Our failure to adequately perform one or more of these tasks may materially harm our business.

         OUR INDUSTRY TYPICALLY EXPERIENCES LOW INDUSTRY MARGINS.

Competition in the prerecorded music and personal computer software distribution industries is often based on price, and distributors like us generally experience low gross and operating margins. Our gross margin for the fiscal year 1999 was 4.1%. Consequently, our profitability is highly dependent upon achieving expected sales levels as well as effective cost and management controls. Any erosion in our gross profit margins could harm our financial results.

         TECHNOLOGY DEVELOPMENTS MAY ADVERSELY AFFECT OUR DISTRIBUTION.

Prerecorded music and personal computer software have traditionally been marketed and delivered on a physical delivery basis. Generally, all our revenues have been generated from sales to retail and wholesale channels. If, in the future, these products are increasingly marketed and delivered through technology transfers, such as "electronic downloading" through the Internet or another delivery mechanism, then retail and wholesale distribution could become obsolete. As physical and electronic distribution grows through Internet resellers, competition between suppliers to electronic retailers will intensify. If we are unable to develop necessary supplier relationships with electronic retailers or are unable to develop relationships to facilitate electronic distribution of software and music, our business may be materially harmed.

         WHOLESALERS AND RETAILERS MAY CHANGE THEIR METHODS OF DISTRIBUTION.

Our current sales strategy will only be successful if our wholesale and retail customers continue to purchase products through us rather than directly from manufacturers, through other distributors or through other means of distribution. Customers and retailers are constantly searching for ways to lower costs in an attempt to maintain competitive prices and meet the pricing demands of consumers. Our business could be adversely affected if our customers decide to purchase directly from manufacturers, other distributors or other distribution channels rather than from us.

RISKS RELATED TO THIS OFFERING

         OUR STOCK PRICE HAS EXPERIENCED VOLATILITY AND MAY CONTINUE TO FLUCTUATE SIGNIFICANTLY.

The stock markets have experienced price and volume fluctuations, resulting in changes in the market prices of the stock of many companies, which may not have been directly related to the operating performance of those companies. In addition, the market price of our common stock has historically fluctuated significantly. We believe factors such as indications of the market's acceptance of our products and failure to meet market expectations, as well as general volatility in the securities markets, could cause the market price of our common stock to fluctuate substantially.

         ANTI-TAKEOVER PROVISIONS, OUR RIGHT TO ISSUE PREFERRED STOCK, AND OUR STAGGERED BOARD COULD MAKE A THIRD-PARTY ACQUISITION OF US DIFFICULT.

We are subject to Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act, which may have the effect of limiting third parties from acquiring significant amounts of our common stock without our approval. These laws, among others, may have the effect of delaying, deferring or preventing a third party from acquiring us or may serve as a barrier to shareholders seeking to amend our articles of incorporation or bylaws. Our articles of incorporation also grant us the right to issue preferred stock which could allow us to delay or block a third party from acquiring us. Finally, our articles of incorporation and bylaws divide our board of directors into three classes that serve staggered three-year terms. This could make it difficult for a third party to effect a change in control of us.

         THE CONVERSION OF OUR CLASS B CONVERTIBLE PREFERRED STOCK INTO COMMON STOCK COULD DEPRESS OUR STOCK PRICE.

The preferred stock can be converted into our common stock. The conversion ratio of the preferred stock is variable and is tied to the market price of our common stock during periods prior to conversion. As a result, we are unable to determine the number of shares of common stock that may ultimately be issued upon conversion. In August, 1999, we issued 34,000 shares of the preferred stock and a warrant to purchase up to an additional 16,000 shares of the preferred stock. The supply of a substantial amount of common stock upon the conversion of the preferred stock may depress the stock price of our common stock.

         THE INVESTMENT OF ADDITIONAL CAPITAL WILL DILUTE THE HOLDINGS OF OUR STOCKHOLDERS.

Our common shareholders have no preemptive rights.  If we:

         * commence a subsequent public or private offering of our common stock, convertible debt, or preferred stock; or
         * issue preferred stock or shares of common stock upon exercise of warrants to consultants or other parties providing goods and services to us in lieu of or in addition to cash consideration,

Our shareholders, who may not participate in a future stock issuance, will experience dilution of their equity investment. While we have no present plan to engage in these transactions, if we did holders of our common stock could be diluted.

                                 USE OF PROCEEDS

We will not receive any proceeds from the conversion of the preferred stock or the sale of the common stock underlying the preferred stock.

We will only receive proceeds when Fletcher exercises its three-year warrant to purchase up to 16,000 shares of the preferred stock. If this warrant is exercised in full, we will receive aggregate proceeds of $4.0 million. There can be no assurance that any portion of the warrant will be exercised. If the warrant is exercised, we intend to use proceeds for working capital purposes.

                               SELLING SHAREHOLDER

We issued Fletcher 34,000 shares of the preferred stock and a warrant to purchase up to 16,000 shares of the preferred stock in a private transaction on August 20, 1999 in exchange for aggregate consideration of $8.5 million. The preferred stock issued to Fletcher and issuable upon the exercise of its warrant is convertible into shares of our common stock.

We may require Fletcher to purchase additional shares of the preferred stock and Fletcher has the right to purchase additional shares of the preferred stock as described in detail in our Current Report on Form 8-K dated August 20, 1999 and filed on September 2, 1999. These additional shares of the preferred stock are not being offered for sale by this prospectus.

The following table sets forth certain information with respect to Fletcher's beneficial ownership of the common stock underlying the 34,000 shares of the preferred stock and the 16,000 shares of the preferred stock issuable upon exercise of the warrant, which are the only shares of common stock Fletcher beneficially owns as of the date of this prospectus.

                              NUMBER OF SHARES OF
                               COMMON STOCK UPON    NUMBER OF SHARES OF    MAXIMUM NUMBER     NUMBER OF SHARES     PERCENTAGE
                                 CONVERSION OF       COMMON STOCK UPON     OF SHARES TO BE   BENEFICIALLY OWNED     OWNERSHIP
                                                                                                                      AFTER
NAME                            PREFERRED STOCK     EXERCISE OF WARRANT        SOLD(1)        AFTER OFFERING(1)    OFFERING(1)
                                 -------------       -----------------     ---------------   ------------------    -----------
Fletcher International Limited.......919,020.............432,480..............1,351,500...........1,351,500............5.4%

---------------------
(1) Assumes a conversion ratio of 27.03 shares of common stock to one share of the preferred stock based upon the minimum conversion price of $9.25 effective as of the date of this prospectus.
(2)      Assumes the sale of 1,351,500 shares of common stock.

                              PLAN OF DISTRIBUTION

The common stock is being offered on behalf of Fletcher. The common stock may be sold or distributed from time to time by Fletcher, or by pledgees, donees or transferees of, or other successors in interest to Fletcher, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.

The sale of the common stock may be effected in one or more of the following methods:

         *        ordinary brokers' transactions;
         * transactions involving cross or block trades or otherwise on the Nasdaq National Market;
         * purchases by brokers, dealers or underwriters as principals and resale by such purchasers for their own accounts pursuant to this prospectus;
         * "at the market" to or through market makers or into an existing market for the shares;
         * in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
         * through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise); or
         * any combination of the foregoing, or by any other legally available means.

In addition, Fletcher or its successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of the common stock in the course of hedging the positions they assume with Fletcher. Fletcher or its successors in interest may also enter into option or other transactions with broker-dealers that require the broker-dealers to deliver common stock, which may be resold thereafter pursuant to this prospectus. Fletcher or its successors in interest may also pledge the common stock in connection with hedging transactions or other transactions.

Brokers, dealers, underwriters or agents participating in the distribution of the common stock as agents may receive compensation in the form of commissions, discounts or concessions from Fletcher or purchasers of the shares for whom such broker-dealers may act as agent, or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions). Fletcher and any broker-dealers who act in connection with the sale of shares hereunder may be deemed to be "Underwriters" within the meaning of the Securities Act of 1933, and any commissions they receive and proceeds of any sale of common stock may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. We know of no existing arrangements between Fletcher and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the common stock.

We have agreed to bear all expenses incurred in connection with registration, filing or qualification of the common stock under federal and state securities laws, other than underwriting discounts and commissions and fees and expenses of counsel for the holders of preferred stock. In addition, we have agreed to indemnify Fletcher against certain liabilities, including certain potential liabilities under the Securities Act of 1933.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the issuance of the common stock offered hereby will be passed upon for us by Lindquist & Vennum P.L.L.P., Minneapolis, Minnesota.

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended March 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide for indemnification of directors to the full extent permitted by the Minnesota Business Corporation Act. Minnesota Statutes Section 302A.521 provides that a Minnesota corporation shall indemnify any director, officer employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements, and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or on behalf of us.

Indemnification for securities laws liabilities may be against public policy and unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14: Other Expenses of Issuance and Distribution

         SEC registration fee ...................  $  8,311.82
         Accounting fees and expenses ...........    15,000.00
         Legal fees and expenses ................    15,000.00
         Miscellaneous ..........................         0.00
               Total ............................  $ 38,311.82
                                                   -----------

Except for the SEC fee, all of the foregoing expenses have been estimated. Fletcher will not be responsible for any portion of the listed expenses.

ITEM 15: Indemnification of Directors and Officers

Our bylaws require indemnification of its directors and officers to the fullest extent permitted by Minnesota law. The bylaws provide that we shall indemnify any person made or threatened to be made a party to any threatened, pending or completed civil, criminal administrative, arbitration or investigative proceeding, including a proceeding by or in the right of the corporation, by reason of the former or present official capacity of the person, provided the person seeking indemnification meets five criteria set forth in Section 302A.521 of the Minnesota Business Corporation Act.

Our bylaws also authorize the Board of Directors, to the extent permitted by applicable law, to indemnify any person or entity not described in the bylaws pursuant to, and to the extent described in, an agreement between us and such person, or as otherwise determined by the Board of Directors in its discretion.

Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person who was or is made or is threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions or such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by person in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

ITEM 16: EXHIBITS

EXHIBIT NO.              DESCRIPTION

         4.1 Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 1999).
         4.2 Subscription Agreement between Navarre Corporation and Fletcher International Limited (incorporated by reference to
                  Exhibit 1 to our Current Report on Form 8-K filed September 2,
                  1999).
         4.3 Certificate of Rights and Preferences of Class B Convertible Preferred Stock (incorporated by reference to Exhibit 2 to our
                  Current Report on Form 8-K filed September 2, 1999).
         4.4      Form of Warrant (incorporated by reference to Exhibit 4 to our
                  Current Report on Form 8-K filed September 2, 1999).
         5.1      Opinion of Lindquist & Vennum P.L.L.P., counsel to Navarre.
         23.1     Consent of Ernst & Young LLP.
         23.2     Consent of Lindquist & Vennum P.L.L.P. (Included in Exhibit
                  5.1).
         24.1     Power of Attorney (Included on Signature Page).

ITEM 17: UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d)of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of New Hope, State of Minnesota, on the 13th day of September, 1999.

                                       NAVARRE CORPORATION
                                       By: /s/ Eric H. Paulson
                                           -----------------------------
                                           Eric H. Paulson
                                           Chairman, President and Chief
                                           Executive Officer


                                POWER OF ATTORNEY

The undersigned officers and directors of Navarre Corporation, hereby constitute and appoint Eric H. Paulson and Charles E. Cheney, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on September 13, 1999 in the capacities indicated.

Signature                     Title


/s/ Eric H. Paulson           Chairman, President and Chief Executive Officer
-------------------           (principal executive officer)
Eric H. Paulson

/s/ Charles E. Cheney         Secretary, Treasurer, Executive Vice President and
---------------------         Chief Financial Officer (principal financial and
Charles E. Cheney             accounting officer) and Director

                              Director
------------------
Dickinson G. Wiltz

/s/ James G. Sippl            Director
------------------
James G. Sippl

/s/ Michael L. Snow           Director
-------------------
Michael L. Snow

/s/ Alfred Teo                Director
--------------
Alfred Teo